UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2025

ARAX HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

820 E Park Ave, Bld. F100 Tallahassee, Florida	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 850 254 1161

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

ARAX Holdings Corp. Receives Letter of Intent for the Acquisition of 50% Interest in @Copper Namibia

New York – January 30, 2025 – ARAX Holdings Corp., a global leader in blockchain-based enterprise solutions, is pleased to announce that it has received a Letter of Intent (LOI) for the acquisition of 50% interest in @Copper Namibia, a private limited company specializing in the processing of lumpy materials containing copper and silver into concentrate materials for industrial applications.

This strategic acquisition aligns with ARAX’s mission to transform commodity trading and trade finance through its decentralized financial (DeFi) solutions, powered by its proprietary Blockchain as a Platform (BaaP) digital asset management system.

Through this partnership, @Copper Namibia will leverage ARAX’s fully blockchain-integrated trade finance platform, ensuring enhanced transparency, security, and efficiency across the supply chain. The platform will facilitate real-time tracking, tokenized trade finance solutions, and automated smart contracts to optimize transactions from raw material extraction to industrial processing.

Revolutionizing Commodity Trading with Blockchain and DeFi

As part of this initiative, ARAX will introduce:

•	A Fully Blockchain-Based Trade Finance Platform – enabling digital asset-backed financing and real-time settlement.
•	DeFi-Powered Trade Solutions – providing secure, tokenized financing solutions for copper and silver concentrate trading.
•	Lunaº Mesh-Enabled Connectivity – improving communication and data tracking for remote mining operations.
•	Core Blockchain and CorePass Integration – ensuring secure identity verification and compliance across all transactions.

Strategic Impact and Future Vision

This acquisition underscores ARAX’s commitment to revolutionizing trade finance by offering blockchain-based transparency and liquidity solutions to the global mining and industrial sectors. The integration of DeFi and tokenized finance into copper and silver commodity trading will set a new industry standard, allowing seamless, secure, and decentralized financial management.

"This Letter of Intent marks a significant step in ARAX’s strategy to digitize and decentralize commodity trading. By integrating @Copper Namibia into our blockchain-powered trade finance ecosystem, we are not only securing high-value resources connected to unique digital assets but also enabling more efficient, transparent, and profitable industrial processing solutions," said Michael Loubser, CEO of ARAX Holdings Corp.

ARAX and @Copper Namibia will now proceed with due diligence, structuring, and regulatory processes to finalize the transaction. Further updates will be provided as developments progress.

About ARAX Holdings Corp.

ARAX Holdings Corp. is a global leader in Blockchain as a Platform (BaaP) solutions, specializing in decentralized finance (DeFi), asset tokenization, ESG compliance, and enterprise blockchain integrations. Through its Core Blockchain, CorePass, Totams ERP & Asset Management Platform and Lunaº Mesh technology, ARAX is redefining the future of digital asset management and decentralized trade finance.

Contact Information

For more information about ARAX Holdings Corp. and our innovative solutions, please visit our website at www.arax.com.

Contact:

ARAX Holdings Corp.

820 E Park Ave Bldg. F100

Tallahassee, FL 32301

info@arax.com

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

Exhibit A – Letter of Intent LOI

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

Dated: January 30, 2025	By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer

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